                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule   14   or Rule
                                            ------         ------

                              VERIDIEN CORPORATION
 ...............................................................................
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(I) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                              VERIDIEN CORPORATION

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Veridien Corporation:

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Veridien Corporation (the "Company"), delayed from the normal mid-November date, will be held in the Gulf Room of the Comfort Inn Executive Center, 3580 Ulmerton Road, Clearwater, Florida 33762 on Wednesday, March 6, 2002 at 9:00 a.m. E.S.T. for the following purposes:

         1.       To set the number of directors and to elect directors;

         2. To approve an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock of the Company;

         3. To ratify the appointment of Carter and Cartier, P.A. as the independent auditors of the Company for the fiscal year ended December 31, 2001; and

         4. To transact such other business as may properly come before the meeting, although management was not aware on December 14, 2001 of any other business to be considered.

         Reference is made to the accompanying Proxy Statement for more complete information concerning the foregoing matters. Only shareholders of record at the close of business on January 9, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Shareholders are cordially invited to attend the meeting. Whether or not you intend to be present, please read the enclosed Proxy Statement and then mark, sign and date the enclosed form of Proxy and return it in the envelope provided. It is important that your shares be represented at the meeting. Please vote promptly.

                                     By Order of the Board of Directors



                                     Rene A. Gareau, Secretary

January 21, 2002

                              [VERIDIEN LETTERHEAD]


January 21, 2002


Dear Fellow Veridien Shareholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of Veridien Corporation at 9:00 A.M. on Wednesday, March 6, 2001. This year we will hold the meeting at the Gulf Room in the Comfort Inn Executive Center, 3580 Ulmerton Road, Clearwater, Florida 33762 [telephone: (727) 573-1171]

In addition to the formal items of business to be brought before the meeting, members of Management will report on the Company's operations and respond to shareholder questions.

While this year's agenda is limited, your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. If you have any questions, please call our Director of Shareholder Relations, Cheryl Ballou, at (727) 576-1600.

Thank you for your continued support of Veridien Corporation. We look forward to seeing you on March 6th.

Sincerely,



Sheldon C. Fenton
President

                                 PROXY STATEMENT


         This Proxy Statement is being furnished by the Management of Veridien Corporation, a Delaware Corporation ("Company"), 2875 MCI Drive, Pinellas Park, FL 33782-6105 in connection with the solicitation by the Management of proxies in the accompanying form for use at the 2001 Annual Meeting of the Company to be held at the Comfort Inn, Ulmerton Avenue, St. Petersburg, Florida on Wednesday, March 6, 2002 at 9:00 a.m. E.S.T., and at any adjournments thereof. As of the record date, there were 174,179,487 shares of Common Stock and 174,219 shares of Series B Preferred Stock issued and outstanding.

         This Proxy Statement and form of Proxy are first being sent to shareholders on approximately January 21, 2002. Form 10-KSB for the fiscal year ended December 31, 2000 is being mailed with this Proxy Statement. Such Form 10-KSB is not to be deemed a part of the proxy soliciting material.

         Only shareholders of record at the close of business January 9, 2002 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments of the meeting. Each share of Common Stock entitles the holder to one vote per share. Each share of Series B Preferred Stock entitles the holder to 20.04010695 votes per share, voting with the Common Stock as a single class. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. The two matters to be submitted to the shareholders other than the election of directors require the affirmative vote of a majority of the votes cast at the meeting; the election of directors requires a plurality of the votes cast. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         The accompanying proxy is solicited by the Management of the Company. The initial solicitation will be by mail. Arrangements will be made with banks, brokerage firms and others to forward proxy materials to beneficial owners of the Company's Common Stock. Certain officers, executives and regular employees of the Company (without additional compensation) may solicit proxies by telephone, telegraph, mail or personal interviews. The Company has also retained the firm of Reagan & Associates to aid in the solicitation of brokers, banks, institutional and other shareholders for a fee of approximately $5,000, plus reasonable out-of-pocket expenses. The total cost of such solicitation will be borne by the Company and will include reimbursement to banks, brokerage firms and others for their expenses in forwarding solicitation materials regarding the meeting to stockholders.

         Proxies will be voted in accordance with the instructions contained therein. If instructions are not given, proxies will be voted IN FAVOR of the proposal to amend the Certificate of Incorporation and the proposal to approve the appointment of the auditors and IN THE DISCRETION of the proxy holders on any other matter that may properly come before the meeting.

         Any stockholder giving a proxy has the right to revoke such proxy at any time prior to its exercise, by executing a later dated Proxy, by voting by ballot at the meeting, or by giving written notice to the Secretary of the Company. On the accompanying Proxy, a shareholder may substitute the name of another person in place of those persons presently named as proxies. In order to vote, however, a substitute must present adequate identification to the Secretary before the voting occurs.

                                VOTING SECURITIES


         VOTING RIGHTS
         On January 9, 2002 (the Record Date) the Company had outstanding two classes of voting securities outstanding, namely 174,179,487 shares of Common Stock, $.001 par value, whose holders are entitled to one vote for each share registered in their name at the close of business on the Record Date, and 174,219 shares of Series B Preferred Stock, $.001 par value, whose holders are entitled to 20.04010695 votes for each share registered in their name at the close of business on the Record Date. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock and Series B Preferred Stock, taken as a single class. Other than the election of directors, which requires a plurality of the votes cast, each matter being submitted to the shareholders and covered by this Proxy Statement requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         PRINCIPAL STOCKHOLDERS
         The following table indicates the number of shares of Common Stock owned beneficially as of January 9, 2002 (the Record Date) by (i) each person known to the Company to own more than 5% of the Company's outstanding Common Stock and (ii) each Officer and Director of the Company, and (3) all officers and Directors of the Company as a group:

                                                            Shares of                  Percentage
                                                             Common                      as of
         Name and Address of Beneficial Owners               Stock                      1/9/02 (1)
         -------------------------------------            ----------                   ----------
         Mark E. Schlussel                                   345,750(2)                     0.2%
         100 Renaissance Center, 36th Floor
         Detroit, Michigan 48243-1157

         Sheldon C. Fenton                                29,735,852(3)                    17.1%
         160 Eglinton Avenue East, Suite 500
         Toronto, Ontario  M4P 3B5

         Rene A. Gareau                                      125,000                       0.07%
         4273 Boca Point Drive
         Sarasota, Florida 34238

         Dunvegan Mortgage Corporation                    29,352,852(4)                    16.9%
         222 Delaware Ave., PO Box 2306
         Wilmington, Delaware 19899

         Paul L. Simmons                                   4,427,600(5)                    2.54%
         8825 Laurel Drive
         Pinellas Park, Florida 33782

         Russell D. Van Zandt                                741,560                       0.43%
         17543 Bearpath Trail
         Eden Prairie, Minnesota 55347

         Martin E. Kovnats                                    10,000                      0.006%
         Aird & Berlis
         BCE Place, PO Box 754
         181 Bay Street, Suite 1800
         Toronto, Ontario  M5J 2T9

         Alfred A. Ritter                                          0                         --
         Rua Baronesa DeBeck
         Malveira Da Serra
         2750 Cascais Portugal

         Kenneth J. Chester                                2,526,697(6)                    1.45%
         2875 MCI Drive
         Pinellas Park, Florida 33782

         H. Quotient Inc.                                 10,900,000(7)                    6.26%
         (& subs. Quotient Capital Corp.)
         8150 Leesburg Pike, Suite 503
         Vienna, VA 22182

         All Directors and Officers                       37,912,459                      21.77%
             as a Group (8 persons)

         --------------
         (1) Based on 174,179,487 shares issued and outstanding as of January 9, 2002.

         (2) Does not include options to purchase 200,000 shares of Common Stock from Dunvegan Mortgage Corporation at an exercise price of $.10.

         (3) Includes Mr. Fenton's direct ownership of 383,000 shares, indirect ownership of 22,333,014 shares owned by Dunvegan Mortgage Corporation, of which Mr. Fenton is an officer and director, as well as 7,019,838 shares issuable in the event of conversion of the $471,215 of Convertible Debentures [principal] owned by Dunvegan Mortgage Corporation and the $230,769 of interest thereon as of September 30, 2001. Does not include 1,324,075 Convertible Debenture Warrants owned by Dunvegan Mortgage Corporation. Also does not include 26,128,724 Series I ($.499) and Series II ($.001) Warrants previously owned by Dunvegan Mortgage Corporation but assigned to 1192615 Ontario Limited and in which he disclaims any beneficial interest.

         (4) Includes 7,019,838 shares issuable in the event of conversion of the $471,215 of Convertible Debentures [principal] owned by Dunvegan Mortgage Corporation and the $230,769 of interest thereon as of September 30, 2001. Does not include 1,324,075 Convertible Debenture Warrants or 154,163 shares of Series B Preferred Stock.

         (5) Includes Mr. Simmons' direct ownership of 2,753,000 shares, indirect ownership of 674,600 shares owned by International Center for Technology Transfer, Inc., of which Mr. Simmons is an Officer and Director and 1,000,000 shares owned jointly by Simmons & ICTT.

         (6) Does not include the right to receive 870,000 shares per year under his employment agreement.

         (7) Does not include 500,000 common shares held personally by D. Cohn, President & CEO of H. Quotient Inc.

         The following table indicates the number of shares of Series B Preferred Stock owned beneficially as of January 9, 2002 (the Record Date) by
(i) each person known to the Company to own more than 5% of the Company's outstanding Common Stock and (ii) each Officer and Director of the Company, and
(3) all officers and Directors of the Company as a group:

                                                   Shares of             Percentage
                                                    Series B               as of
         Name and Address of Beneficial Owners     Pfd. Stock            1/9/02 (1)
         -------------------------------------     ----------            ----------
         Dunvegan Mortgage Corporation               154,163                88.5%
         222 Delaware Avenue
         P.O. Box 2306
         Wilmington, Delaware 19899

         COMMITTEES
         The company's Audit Committee consists of Messrs. VanZandt, Gareau and Ritter. A copy of the Audit Committee Charter is attached. No stockholder action is required.

         ATTENDANCE AND COMPENSATION
         During 2001 there were two meetings of the Board of Directors. All directors attended both meetings, except for Mr. Simmons who attended one of the meetings and Mr. Schlussel who did not attend either meeting.

         None of the current Directors receive separate compensation for their service as Directors. Mr. Chester is compensated as an executive officer of the Company. (See "Management-Executive Compensation of Present Officers").

                                   MANAGEMENT

         PRESENT OFFICERS AND DIRECTORS OF THE COMPANY
         As of December 10, 2001, the following are the Officers and Directors of the Company, together with brief resumes for each:

               Name               Age      Position
         ---------------------------------------------------------------------------
         Russell D. Van Zandt     61       Chairman of the Board of Directors

         Rene A. Gareau           60       Vice Chairman of the Board of Directors/
                                           Corporate Secretary

         Sheldon C. Fenton        50       President and CEO/Director

         Kenneth J. Chester       54       Chief Operating Officer/Director

         Martin E. Kovnats        50       Director

         Alfred A. Ritter         58       Director

         Mark E. Schlussel        61       Director

         Paul L. Simmons          73       Director

         RUSSELL D. VAN ZANDT was first named to the Board of Directors on October 28,1997. Mr. Van Zandt was graduated in 1962 with a BA in Mathematics from St. Michael's College in Vermont, and was graduated in 1973 with an MBA from Florida Atlantic University in Florida. He also completed course work in 1975 for a doctorate in Business Administration from George Washington University in Washington, DC.

         Mr. Van Zandt is currently President and CEO of Ela Medical in Plymouth, MN. Ela Medical is a manufacturer and marketer of pacemakers and implantable defibrillators. Previously Mr. Van Zandt had been a corporate Vice President at Datascope Corp., a NASDAQ listed company engaged in the health care and medical device products industry. On behalf of Datascope Corp., he had alternately headed two divisions as President. From 1996 to 1998, he was President of the Intervascular, Inc. Division, which manufactures and markets vascular grafts and patches on a worldwide basis. From July 1992 through September 1996 he was President of the Cardiac Assist Division which manufactures and markets intra-aortic balloon pumps and catheters. From November 1969 until August 1992, Mr. Van Zandt worked with C.R. Bard, Inc., a health care and medical device company listed on the New York Stock Exchange. He started as personnel director at a division level and rose through the company's ranks to reach, in 1992, the position of President of Bard Vascular Systems Division.

         RENE A. GAREAU was first named to the Board of Directors on March 13, 1996. Since 1989, Mr. Gareau has been Chairman of the Board of Sarasota Quay, a real estate management company located in Sarasota, Florida, specializing in property and asset management for commercial properties. From 1982 to 1989, Mr. Gareau was the Chairman of a private Canadian real estate development company involved in the development and syndication of residential condominium and commercial projects in a number of Canadian provinces. From 1981 to 1982 he was President of Bank of America (Canada) with responsibilities for overseeing all retail and mortgage banking operations in Canada. From 1974 to 1981 he was Senior Vice President of Citicorp-Citibank in their International Division. He had responsibilities in corporate and consumer banking with assignments in Asia, Europe, South America, and the U.S.A.

         SHELDON C. FENTON is President and CEO. Mr. Fenton was first named to the Board of Directors on June 3, 1998. Since 1981 Mr. Fenton has been President and CEO of Tanlon Corporate Holdings Ltd. (and predecessor corporations), located in Toronto, Canada. Tanlon is privately owned, fully integrated management services company. They are involved with another of private and public companies, providing them with expertise and assistance, notably in the areas of capitalization and management. The group also has knowledge and experience in the areas of strategic acquisitions, real estate development and syndication, financing for private and public ventures, as well as asset and property management. They are regarded as specialists in the areas of structuring and restructuring of investments and negotiation with lenders and other corporate stakeholders.

         Mr. Fenton is also an officer and director of Dunvegan Mortgage Corporation, a company which has been a primary lender to the Company.

         From 1979-1981 Mr. Fenton was employed by the Canadian Imperial Bank of Commerce alternatively as Solicitor and Manager. In 1977-1978 he practiced corporate and real estate law with the firm of Day Wilson & Campbell in Toronto, Canada and in 1976-1979 worked as a financial consultant for FF. Management in Toronto, Canada.

         Mr. Fenton was graduated with honors with a Bachelor of Science degree from the University of Toronto in 1974 and was graduated from the Faculty of Law with an L.L.B. degree from the University of Western Ontario, Canada.

         KENNETH J. CHESTER is Chief Operating Officer of the Company. Mr. Chester was named to the Board of Directors on February 7, 2000. Mr. Chester oversees the daily operations of the Company, particularly in the areas of sales and marketing and development of strategic business alliances.

         From 1998 to January 2000, Mr. Chester was self employed as a business and marketing consultant for a number of companies in the health care and related industries, including Veridien Corporation. Prior to that, Mr. Chester was an officer of Schein Pharmaceutical, Inc., where he served in that capacity from 1984 through 1998. Schein is a manufacturer and distributor of generic drugs.

         Mr. Chester most recently held the position of Senior Vice President of Business Development. Prior to his employment with Schein, Mr. Chester held various positions for 10 years with Pfizer.

         Mr. Chester graduated from Monmouth University in Monmouth, New Jersey in 1969 with a Bachelor of Arts in Business Administration.

         MARTIN E. KOVNATS was first named to the Board of Directors on October 28, 1997. Mr. Kovnats has been a partner with the Securities Law Group of the law firm of Aird & Berlis in Toronto, Canada since 1995. He practices primarily in the area of mergers and acquisitions and debt and equity financings. Previously, he practiced law for sixteen years with the law firm of Goodman and Carr, also located in Toronto. Mr. Kovnats is a former member of the Securities Advisory Committee, appointed by the Ontario Securities Commission. Mr. Kovnats was graduated with a Bachelor of Arts from the University of Manitoba in 1972 and an L.L.B. from the University of Manitoba in 1975. Mr. Kovnats has lectured on securities, commercial law and border issues, and has published articles on equity investments, acquisitions and securities law. Since 1979, he has been a member of the Canadian Bar Association and the Law Society of Upper Canada.

         ALFRED A. RITTER was first named to the Board of Directors on March 26, 1993. Mr. Ritter has been the co-owner and director of EXPORATLAS, Lisbon, Portugal since 1981. The company is an import/export firm involved in the paper and pulp industry. Since 1996, Mr. Ritter has been the owner and director of TEOTONIO INVESTMENTS, a commercial real estate and project development company based in Vaduz, Liechtenstein. Additionally, since 1996, Mr. Ritter has been owner and director of EUROVENTOS, which is developing alternative energy sources in Portugal. Mr. Ritter has held positions with Credit Suisse in Zurich, Switzerland, the Bank of London and South America, in London, England, and Lloyd's Bank Ltd. in New York City. He currently operates a securities private placement and investment management company in Lisbon, Portugal, and Vaduz, Liechtenstein.

         MARK E. SCHLUSSEL was first named to the Board of Directors on April 3, 1995. Since January 1995 he has served Of Counsel to the law firm of Pepper Hamilton & Scheetz in Detroit, Michigan. Previously, he was a partner at the law firm of Miller Canfield in Detroit, Michigan.

         Mr. Schlussel was appointed Chairman of Medi-I-Bank, Inc. in 1996 and CEO in 1998. He was a board member of the Great Lakes Health Plan from 1996 to 1998. Currently, he is Trustee of Immerman and Embargement Foundations, and Chairman of the Jewish Fund. Mr. Schlussel was graduated with a Bachelor of Arts from Wayne State University in 1962 and a Juris Doctor from the University of Michigan Law School in 1965. He was admitted to practice before the U.S. Supreme Court in 1982.

         PAUL L. SIMMONS has been a member of the Board of Directors since our incorporation in 1991. He is a recognized authority by both the industry and the FDA in plant manufacturing validation and certification, as well as manufacturing plant and process design for the genetic, pharmaceutical, bulk pharmaceutical chemical, device and diagnostic industries. Mr. Simmons (with his wife, Diane) is the founder of our Company, commencing with one of our predecessors, ROST, Inc. founded in 1980.

         Mr. Simmons served in a consulting capacity for manufacturing plant and process design and regulatory compliance to more than 45 major biotech, pharmaceutical and device firms, in 72 plant locations in the U.S., U.K., Europe and the Far East. Mr. Simmons has formulated and designed many of the qualification/validation programs and testing methods now in use in the industry. He is a noted author, having written many technical papers for national trade journals, as well as the writing and publication of a long list of technical and procedural manuals. As a lecturer, Mr. Simmons has addressed more than 55 trade and professional associations in 26 states and several foreign countries, including the Parenteral Drug Association, Pharmaceutical Manufacturer's Association, Association for Professionals In Infection Control, Quality Control Managers Association, Philadelphia Academy of Pharmaceutical Sciences, Biotech 84, Scale-up 84, Interphex and FDA Small Business Seminars.

         On October 6, 1998, Mr. Simmons filed a Petition for Reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida, docketed to Number 98-17181-8P1. Mr. Simmons' Plan of Reorganization was confirmed (approved) by the Court on December 27, 1999, which order operated as a discharge of all debts except as covered by the Plan.

                  COMPENSATION OF DIRECTORS
                  Currently, our directors are not compensated for their services as directors, although their expenses in attending meetings are reimbursed.

                  EXECUTIVE COMPENSATION
                  For the years 1998, 1999, 2000 and 2001 the Company paid its primary executive, whether titled as "Chief Executive Officer" or "Chief Operating Officer" as follows:

Name & Principal                                                                   Other
Position                              Year              Salary        Bonus     Compensation
------------------------          ------------         --------       -----     ------------
Vic Conant, CEO                     10/97-6/98              -0-        -0-           -0-
Michael B. Whiteman, COO             1/98-7/98         $ 42,000(1)     -0-           -0-
Sheldon C. Fenton, President
  & CEO                           7/98-Present              -0-(2)     -0-           -0-
Andrew T. Libby, Jr., COO          8/98-5/2000         $130,000(3)     -0-           -0-(4)
Kenneth J. Chester, COO           1/01-Present         $150,000        -0-           -0-(5)

None of the named persons, except Mr. Libby and Mr. Chester, has received stock options or other such non-cash compensation.

--------------
(1)      Michael B. Whiteman had an annual salary of $84,000.

(2) Tanlon Management Services Inc. (of which Mr. Fenton is an officer and a director) charges the Company an annual management fee of $120,000; however, such fee covers the services of Tanlon employees and is not intended as compensation for Mr. Fenton.

(3) Andrew T. Libby, Jr. had an annual salary of $130,000; however, he was paid at the rate of $90,000 per year with $40,000 accrued to be paid when we had sufficient cash flow or significant funding was received. The accrued balance of $40,000 was paid in connection with his resignation.

(4)      See "Option Grants" below.

(5) Kenneth J. Chester was also compensated with 870,000 restricted common shares during 2001.

         OPTION GRANTS

The following table sets forth information with respect to grants of stock options to the named officers during 1999. No stock options were issued to any other of the named officers during 1998, 1999, 2000 or 2001. None of these options have been exercised. None of these options has been repriced.

                               Number of Securities
                                Underlying Options/       Exercise Price
                 Name            SARs Granted (#)           ($/Share)        Expiration Date
     -----------------------------------------------------------------------------------------
     Andrew T. Libby, Jr.           100,000                    $0.20         December 31, 2003
     Andrew T. Libby, Jr.           250,000                    $0.10         August 10, 2003
     Andrew T. Libby, Jr.           250,000                    $0.20         December 31, 2004

         EMPLOYMENT AGREEMENTS

         As of January 1, 2001, we have entered into an employment agreement with Kenneth J. Chester, our Chief Operating Officer, under which he is to be paid $150,000 annually. In addition, assuming that the employment contract is in effect on each of April 1, 2001, April 1, 2002, and April 1, 2003, then we will issue Mr. Chester 870,000 shares of our Common Stock for each period of employment ending on such date.

                                     ITEM I
                              ELECTION OF DIRECTORS

         At the Annual Meeting of Stockholders, the listed persons, all of whom are presently Directors of the Company, will be nominated to serve as Directors of the Company. The elected Directors will serve a one year term, or until their successors have been chosen and qualify.

         Nominee

         Sheldon C. Fenton
         Rene A. Gareau
         Alfred A. Ritter
         Paul L. Simmons
         Russell VanZandt

Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election of these five nominees, unless any of such nominees is unavailable, in which event such shares may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

IDENTIFICATION AND PRINCIPAL OCCUPATION OF NOMINEES
Brief resumes for the persons nominated, as listed above, have been provided above, beginning on page 4, under "Management - Present Officers and Directors of the Company". Please refer to that section.

                                     ITEM II
                      PROPOSED AMENDMENT TO ARTICLE FOURTH
                       OF THE CERTIFICATE OF INCORPORATION

         The Board of Directors has proposed the adoption of an amendment of
Section 1 of the FOURTH Article of the Certificate of Incorporation. If adopted the amendment would change the capital structure by increasing the authorized number of shares of Common Stock from 200,000,000 shares having a par value of $.001 per share to 300,000,000 shares, having a par value of $.001 per share. This amendment will not affect the preferences, limitations and relative rights in respect of the shares of each class, common stock and preferred stock, nor will it affect the two issued and outstanding series of Preferred Stock.

         The Board of Directors recommends a vote FOR the adoption of the following amendment to the Certificate of Incorporation:

         RESOLVED, that Section 1 of Article FOURTH of the Company's Certificate of Incorporation be, and hereby is amended to read as follows:

                  FOURTH.    Section 1. The total number of shares
         of all classes of stock which the corporation shall have authority to issue is Three Hundred Twenty-five Million
         (325,000,000) shares.

                  The corporation shall have authority to issue two
         (2) classes of stock. Three Hundred Million (300,000,000) shares shall be common stock, having a par value of $.001 (hereinafter referred to as "Common Stock") and Twenty-five Million (25,000,000) shares shall be preferred stock issuable in series and having a par value of $.001 (hereinafter referred to as "Preferred Stock").

         The Board of Directors believes that the proposed increase is in the best interests of the Company and its shareholders as it is necessary to accommodate the conversion into Common Stock of all issued and outstanding convertible securities as well as the exercise of all issued and outstanding warrants and options. Because the conversion of certain securities, such as the Preferred Stock, and the exercise of other securities, such as various Warrants, depends upon the then current market prices, it is not possible to compute the number of shares which will be required for such purposes. In the opinion of Management, however, this increase should be more than sufficient to cover all current contingencies. There are no plans, agreements, commitments or understandings for the issuance of the newly authorized shares at the present time, other than as necessary to effect the conversion and exercise of issued and outstanding securities. The shares could be issued to general corporate purposes, including future financings, acquisitions, stock dividends and stock splits. Unless required by law, no further stockholder approval would be sought for the issuance of such shares. Current holders of the Company's Common Stock do not have preemptive rights to subscribe for additional shares that may be issued by the Company.

         Adoption of the amendment requires the affirmative vote of the holders of a majority of the outstanding Common Stock and the Series B Preferred Stock, voting as a single class.

                                    ITEM III
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors appointed Carter & Cartier, P.A. as the independent auditors for the Company for the fiscal years 1999 and 2000. Ratification of the appointment is not required by the laws of the State of Delaware, but the Board has decided to ascertain the position of the shareholders on the appointment.

         Ratification requires the affirmative vote of the holders of a majority of the outstanding Common Stock and Series B Preferred Stock, voting as a single class.

         Carter & Cartier, P.A. has advised the Company that a representative of the firm plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
Shareholder proposals for the 2002 Annual Meeting, which is expected to be held in November, 2002, must be received no later than July 15, 2002 to be considered for inclusion in the Company's 2002 proxy materials. All shareholder proposals should be submitted to the Secretary of the Company.

OTHER MATTERS
The Board of Directors does not intend to present to the meeting any matters not referred to in the form of Proxy. No stockholder proposals were submitted for inclusion in this Proxy Statement. If any proposal not set forth in the Proxy Statement is properly presented for action at the meeting, it is intended that the shares represented by proxies will vote with respect to such matters in accordance with the judgment of the persons voting them.

                                      By Order of the Board of Directors,



                                                                     President
                                      -------------------------------

Dated: January 21, 2002
Pinellas Park, Florida

                                                                       EXHIBIT I

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                             OF VERIDIEN CORPORATION

         The Audit Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") of Veridien Corporation (the "Company") by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company, as well as such other matters as directed by the Board or this Charter.

MEMBERSHIP OF THE COMMITTEE

1. The Committee shall be comprised of not less than three members of the Board.

2. The composition of the Committee shall meet all the requirements of the Audit Committee Policy of the New York Stock Exchange, which, among other things, prohibits any officer or employee of the Company from serving on the Committee.

3. Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company.

4. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee.

5. At least one member of the Committee shall have accounting or related financial management expertise.

MEETINGS OF THE COMMITTEE

1. The Committee will meet formally at least one time each fiscal year.

2. The Committee, in its discretion, will invite to any Committee meeting(s):

   - The Chief Financial Officer of the Company

   - The Corporate Controller

   - The Treasurer

   - The General Counsel

   - A representative of the independent auditors.

3. The Committee will hold separate private meetings at least once each fiscal year with each of the Chief Financial Officer of the Company, a representative of the independent auditors and the General Counsel.

KEY RESPONSIBILITIES

         The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

         In carrying out its oversight responsibilities, the Committee shall perform the following functions:

Oversight of Independent Auditors.

         In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditors are ultimately accountable to the Board and the Committee.

1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

2. The Committee shall:

   (i) receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

   (ii) discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors' independence and objectivity; and

   (iii) recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

3. The Committee shall review the original proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

4. The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

Oversight of Internal Auditors.

         The Committee shall review and discuss with management and the independent auditors:

1. The quality and adequacy of the Company's internal accounting controls.
2. Results of the auditors examination of internal accounting controls including summaries of inadequate reports issued and/or management improprieties together with management's response thereto.

Oversight of Management's Conduct of the Company's Financial Reporting Process.

1. Audited Financial Statements. The Committee shall discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-KSB and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-KSB.

2. Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

3. Financial Reporting Practices. The Committee shall review:

   (i) Changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

   (ii) The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

   (iii) The effect of changes on accounting standards that may materially affect the Company's financial reporting practices.

Assist the Board in Oversight of the Company's Compliance with Policies and Procedures Addressing Legal and Ethical Concerns.

   The Committee shall review and monitor, as appropriate:

1. Results of compliance programs, including any Company Policy on Business Conduct.

2. Litigation or other legal matters that could have a significant impact on the Company's financial results.

3. Significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the Securities and Exchange Commission or the Internal Revenue Service.

4. The adequacy of this Charter, which shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

                                                                      EXHIBIT II

                     CURRENT SECTION 1 OF ARTICLE FOURTH OF
                             VERIDIEN CORPORATION'S
                          CERTIFICATE OF INCORPORATION

At the present time, Section 1 of Article Fourth of the Company's Certificate of Incorporation, which is the section proposed to be amended, reads as follows:

                     FOURTH. Section 1. The total number of shares of
                  all classes of stock which the corporation shall have authority to issue is Two Hundred Twenty-five Million (225,000,000) shares.

                           The corporation shall have authority to
                   issue two (2) classes of stock. Two Hundred Million (200,000,000) shares shall be common stock, having a par value of $.001 (hereinafter referred to as "Common Stock") and Twenty-five Million (25,000,000) shares shall be preferred stock issuable in series and having a par value of $.001 (hereinafter referred to as "Preferred Stock").

FORM OF PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT OF VERIDIEN CORPORATION (the "Corporation") FOR THE ANNUAL MEETING OF SHAREHOLDERS ON March 6, 2002.

I, the undersigned, being a shareholder of the Corporation appoint Sheldon C. Fenton, Russ VanZandt and Rene A. Gareau, jointly and severally, as my proxy, with full power of substitution, to attend on my behalf at the annual meeting (the "Meeting") of shareholders of the Corporation, to be held at 9:00 a.m. on Wednesday March 6, 2002 and at any adjournment or adjournments thereof, and to cast the number of votes that I would be entitled to cast if personally present with respect to the matters specified below.

I direct my proxyholder(s) to vote as follows (for full details of each item please see the enclosed Notice of Annual Meeting of Shareholders dated January 21, 2002):

1. To set the membership of the Board of Directors at five and to elect the following slate of directors of the Corporation for a one year term:

                  01       Sheldon C. Fenton
                  02       Rene A. Gareau
                  03       Alfred A. Ritter
                  04       Paul L. Simmons
                  05       Russell Van Zandt

    FOR ALL NOMINEES [ ]            WITHHOLD ALL NOMINEES [ ]

    WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE.
             [ ]  Write number(s) of Nominee(s):
                                                ------------------------


                                [attach label]


2. To adopt the Amendment to Article Fourth of the Certificate of Incorporation Resolution.

         FOR [ ]           AGAINST [ ]                ABSTAIN [ ]

3.       To ratify the appointment of the Auditors.

         FOR [ ]           AGAINST [ ]                ABSTAIN [ ]

4. To vote in their discretion on any other matters properly coming before the meeting.

I HEREBY REVOKE ANY PROXY PREVIOUSLY GIVEN AND AUTHORIZE THE PROXYHOLDER TO VOTE IN FAVOR OF THE ITEMS SET OUT ABOVE UNLESS AN INSTRUCTION TO THE CONTRARY IS INDICATED.


---------------------------------     ------------------------------------
Date                                  Address of Shareholder


---------------------------------     ------------------------------------
Signature of Shareholder              City/State

---------------------------------     ------------------------------------
Please Print Name of Shareholder      Number of Shares to be voted  (If not
                                      completed all shares registered in
                                      your name will be deemed to be
                                      represented by this proxy)